As filed with the Securities and Exchange Commission on November 26, 2025
Registration No. 333-289970
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
AMENDMENT NO. 3
TO
FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ASIA PACIFIC WIRE & CABLE
CORPORATION LIMITED
(Exact Name of Registrant as Specified in its Charter)

Bermuda	3357	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
15/Fl. B, No. 77, Sec. 2
Dunhua South Road
Taipei, 106, Taiwan
Republic of China
Tel: +886-2-2712-2558
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Pacific Holdings Group
Attn: Paul Weber
2901 Dallas Parkway, Suite 360
Plano, Texas 75093
Tel: 469-797-7191
(Name, address, including area code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Subscription Rights to purchase Common Shares (2)	—	—	—	—
Common Shares, par value 0.01 per share	20,616,227	—	$34,222,936.82 (3)	$5,239.53 (4)
(1) This registration statement relates to our Common Shares issuable upon the exercise of subscription rights. Each Common Share will be issued one subscription right. No separate consideration is payable for the subscription rights.
(2) The subscription rights are being issued without separate consideration. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is payable.
(3) Represents the maximum amount of gross proceeds from the issuance of our Common Shares pursuant to exercise of the subscription rights.
(4) Previously paid. Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. ($153.10 per one million gross proceeds)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This pre-effective Amendment No. 3 (“Amendment No. 3”) to the Registration Statement on Form F-1 (Registration No. 333-289970) filed August 29, 2025, as amended by Amendment No. 1 to Form F-1 filed September 19, 2025 and Amendment No. 2 to Form F-1 filed October 14, 2025 (the “Registration Statement”) is filed solely for the purposes of:

(1) incorporating by reference the financial results for the third quarter of 2025 contained in our Form 6-K filed with the SEC on November 14, 2025. The first paragraph of the Registration Statement's prospectus section titled "INFORMATION INCORPORATED BY REFERENCE" is replaced in its entirety with the following paragraph:
The SEC allows us to incorporate by reference information we file with or furnish to the SEC. This means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference our Form 20-F Annual Report for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025 and which we refer to in this prospectus as our "2024 Annual Report". We also incorporate by reference the financial results for the second quarter of 2025 contained in our Form 6-K filed with the SEC on August 14, 2025, and the financial results for the third quarter of 2025 contained in our Form 6-K filed with the SEC on November 14, 2025.

(2) including Exhibit 23.2, Consent of PricewaterhouseCoopers dated November 26, 2025, in lieu of the previously filed Consent of PricewaterhouseCoopers dated September 19, 2025.

Other than the two changes noted above and changing the filing and signature dates to the filing date of this Amendment No. 3, no additional changes have been made to the Registration Statement.

EXHIBITS INDEX

Exhibit No.	Description of Exhibit
3.1	Memorandum of Association of Asia Pacific Wire & Cable Corporation Limited (incorporated by reference to Exhibit 1.1 of the Company’s annual report on Form 20-F filed with the Securities and Exchange Commission on June 21, 2001). (P)

3.2
Third Amended and Restated Bye-Laws of Asia Pacific Wire & Cable Corporation Limited (incorporated by reference to Exhibit 3.2 of the Company’s annual report on Form 20-F filed with the Securities and Exchange Commission on April 30, 2012).

4.1
Description of the Rights of Holders of Common Shares (incorporated by reference to Exhibit 2.1 of the Company's annual report on Form 20-F filed with the Securities and Exchange Commission on March 31, 2024).

4.2	Form of Subscription Rights Certificate.*

5.1	Legal Opinion of Appleby (Bermuda) Limited.*

10.1	Composite Services Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form F-1 filed with the Securities and Exchange Commission on November 13, 1996). (P)

14	Code of Ethics (incorporated by reference to Exhibit 11 of the Company’s annual report on Form 20-F filed with the Securities and Exchange Commission on November 9, 2007).

21.1	List of significant subsidiaries. *

23.1	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1).*

23.2	Consent of PricewaterhouseCoopers.**

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Form of Instructions as to Use of Subscription Rights Certificate. *

99.2	Form of Letter to Record Holders. *

99.3	Form of Letter to Nominees. *

99.4	Form of Letter to Beneficial Owners. *

99.5	Form of Beneficial Owner Election Form. *

99.6	Form of Nominee Holder Certification. *

107	Filling Fee Table *

(P)	Paper filings
*	Previously filed
**	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei, Taiwan, R.O.C., on November 26, 2025.

ASIA PACIFIC WIRE & CABLE CORPORATION LIMITED

/s/ Ben Lee
Name:	Ben Lee
Title:	Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Yuan Chun Tang and Ben Lee, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Yuan Chun Tang	Chief Executive Officer, Director	November 26, 2025
Yuan Chun Tang

/s/ Ben Lee	Chief Financial Officer	November 26, 2025
Ben Lee

/s/ James Lu	Deputy Chief Financial Officer	November 26, 2025
James Lu

/s/ Daphne Hsu	Financial Controller	November 26, 2025
Daphne Hsu

/s/ David Sun	Director	November 26, 2025
David Sun

/s/ Lee Gai Poo	Director	November 26, 2025
Lee Gai Poo

/s/ Anson Chan	Director	November 26, 2025
Anson Chan

/s/ Dr. Lambert Ding	Director	November 26, 2025
Dr. Lambert Ding

/s/ Dr. Yichin Lee	Director	November 26, 2025
Dr. Yichin Lee
/s/ Patrick Chung	Director	November 26, 2025
Patrick Chung

SIGNATURE OF AUTHORIZED AGENT IN THE UNITED STATES
Pursuant to the requirements of the Securities Act of 1933, as amended, appearing below is the signature of the Registrant’s authorized agent in the United States, thereunto duly authorized, in Plano, Texas, on November 26, 2025.

PACIFIC HOLDINGS GROUP
/s/ Paul Weber
Name:	Paul Weber
Title:	Senior Vice President